Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement (the “Security Agreement”) is entered into and effective as of the 1st day of October, 2010, by and between Lester Petracca (the “Secured Party”) and Sebring Software, LLC, a Florida limited liability company (the “Company”).  This Security Agreement is entered into to secure amounts owed to Secured Party pursuant to the terms of that certain Secured Promissory Note by and between Company and the Secured Party dated as of an even date herewith (the “Note”).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Secured Party and Company hereby agree as follows:

1. Security Interest.  To secure the full and timely payment of the Obligations (as defined below)in accordance with the terms thereof, Company hereby transfers, conveys, assigns, and grants to Secured Party a security interest in all right, title and interest of Company in and to all of Company’s assets as of the date of this Security Agreement, except for and excluding 6,306,950 shares of Sumotext Incorporated common stock and distributions received on account thereof (including shares issued in connection with any forward split), and all proceeds, and products therefrom and improvements and accessions thereto, including without limiting the generality of the foregoing the following items (hereinafter, collectively, the “Collateral”):

(a) General Intangibles.  All of Company’s General Intangibles, now existing or hereafter arising or acquired, together with the proceeds therefrom.  As used herein, the term “General Intangibles” means any “general intangibles,” as such term is defined in the UCC, including all personal property (including things in action) other than goods, accounts, chattel paper, documents, instruments, and money, and includes, but is not limited to, business records, deposit accounts, inventions, intellectual property, designs, patents, patent applications, trademarks, trademark applications, trademark registrations, service marks, service mark applications, service mark registrations, trade names, goodwill, technology, know-how, confidential information, trade secrets, customer lists, supplier lists, copyrights, copyright applications, copyright registrations, licenses, permits, franchises, tax refund claims, and any letters of credit, guarantee claims, security interests, or other security held by Company to secure any “Accounts” (as hereinafter defined).

(b) Accounts (including Accounts Receivable).  All of Company’s Accounts, whether now existing or hereafter arising or acquired, together with the proceeds therefrom.  As used herein, the term “Accounts” means any “account” and any “right to payment” as such terms are defined in the UCC, and any right of Company to receive payment from another person or entity, including payment for goods sold or leased, or for services rendered, no matter how evidenced or arising, and regardless of whether yet earned by performance.  It includes, but is not limited to, accounts, accounts receivable, contract rights, contracts receivable, purchase orders, notes, drafts, acceptances, all rights to payment earned or unearned under any contract and all rights incident to the contract, and other forms of obligations and receivables.

(c) Inventory.  All of Company’s Inventory, whether now owned or hereafter acquired, together with the products and proceeds therefrom and all packaging, manuals, and instructions related thereto.  As used herein, the term “Inventory” means any “inventory,” as such term is defined in the UCC, including all goods, merchandise, and personal property held for sale or leased or furnished or to be furnished under contracts of service, and all raw materials, work in process, or materials used or consumed in Company’s business, wherever located and whether in the possession of Company, a warehouseman, a bailee, or any other person.

(d) Equipment.  All of Company’s Equipment, now owned or hereafter acquired, together with the products and proceeds therefrom, and all substitutes and replacements therefor.  As used herein, the term “Equipment” means any “equipment” as such term is defined in the UCC, and includes all equipment, machinery, tools, office equipment, supplies, furnishings, furniture, or other items used or useful, directly or indirectly, in Company’s business, all accessions, attachments, and other additions thereto, all parts used in connection therewith, all packaging, manuals, and instructions related thereto, and all leasehold or equitable interests therein.

(e) Goods.  All of Company’s Goods (other than Inventory and Equipment), now owned or hereafter acquired, together with the products and proceeds therefrom, and all substitutes and replacements therefor. “Goods” means any “goods,” as such term is defined in the UCC.

(f) Fixtures.  All of Company’s interest in and to all fixtures and furnishings, now owned or hereafter acquired, together with the products and proceeds therefrom, all substitutes and replacements therefor, all accessories, attachments, and other additions thereto, all tools, parts, and supplies used in connection therewith, and all packaging, manuals, and instructions related thereto, located on or attached to Company’s business premises.

(g) Chattel Paper, Documents and Instruments.  All of Company’s right, title, and interest in any chattel paper, deposit accounts, investment property, documents, or instruments, as such terms are defined in the UCC, now owned or hereafter acquired or arising, or now or hereafter coming into the possession, control, or custody of Company or Secured Party, together with all proceeds therefrom.

(h) Records.  All of Company’s computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning the Collateral.

2. Obligation.  The security interest granted hereunder is given as security for the payment and performance of all indebtedness and obligations owed by Company to Secured Party under the Note, together with all extensions, modifications, or renewals of any of the foregoing (hereinafter referred to, collectively, as the “Obligations”).  Company acknowledges that the Note qualifies as an “instrument for the payment of money only” pursuant to New York Civil Practice Law & Rules (“CPLR”) section 3213, and will not oppose any action based on default under the New Note on the grounds that the Note is not such an instrument and/or is not subject to CPLR 3213.

3. Proceeds; UCC Terms.  As used in this Security Agreement, the term “proceeds” means all products of the Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the Collateral, all property received wholly or partly in trade or exchange for any of the Collateral, all leases of any of the Collateral, and all rents, revenues, issues, profits, and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of any of the Collateral or any interest therein.  As used in this Agreement, “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Utah; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the security interests of Secured Party on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Utah, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.  Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

4. Title; Filing.  Company warrants that Company is the owner of the Collateral free and clear of all liens, claims, and encumbrances except for Permitted Liens (“Permitted Liens”) set forth on Exhibit A.  Company covenants that so long as any portion of the Obligation remains unpaid, Company will not execute or file a financing statement or security agreement covering the Collateral to anyone other than Secured Party, except with respect to Permitted Liens.  Company authorizes Secured Party to prepare and file any financing statements describing the Collateral without otherwise obtaining Company’s signature or consent with respect to the filing of such financing statements.

5. Care of Collateral.  Company will keep the Collateral in good repair and be responsible for any loss or damage to it; at all times warrant and defend Company’s ownership and possession of the Collateral; keep the Collateral free from all liens, claims, encumbrances and security interests, other than Permitted Liens; pay when due all taxes, license fees, and other charges upon the Collateral or upon Company’s business, property or the income therefrom; and not misuse, conceal or in any way use or dispose of the Collateral unlawfully or contrary to the provisions of this Security Agreement or of any insurance coverage in any material respect. Loss of, damage to, or uncollectability of the Collateral or any part thereof will not release Company from any of its obligations hereunder.

6. Default.  Each of the following shall constitute an event of default (“Event of Default”) under this Security Agreement:

(a) Default in Payment.  If Company fails to pay outstanding principal and accrued interest under the Note on or before the Maturity Date;

(b) Representations and Warranties.  If any of the representations and warranties made by Company herein or by Company in the Note shall be false or misleading in any material respect when made;

(c) Covenants.  If Company shall be in material default under any of the non-payment terms, covenants, conditions, or obligations of this Security Agreement or the Note and such default shall not have been cured within thirty (15) days of Company’s receipt of Secured Party’ written notice of default;

(d) Impairment to Lien.  If at any time the Collateral may be impaired by any lien, encumbrance or other defect other than the Permitted Liens, and such lien, encumbrance or defect shall not have been removed within thirty (30) days of Company’s receipt of Secured Party’ written notice thereof;

(e) Inconsistent Transfer.  If at any time Company transfers an interest in any of the Collateral contrary to the provisions hereof without the prior written consent of Secured Party other than in the ordinary course of business, and such interest in the Collateral shall not have been retransferred or restored within thirty (30) days of Company’s receipt of Secured Party’ written notice thereof;

(f) Voluntary Bankruptcy or Insolvency Proceedings. If Company, shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of any of its creditors, (iii) be dissolved or liquidated in full or in part, suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (v) take any action for the purpose of effecting any of the foregoing; or

(g) Involuntary Bankruptcy or Insolvency Proceedings.  If proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced, and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

Waiver of any Event of Default will not constitute a waiver of any other or subsequent Event of Default.

7.  Remedies.  Upon the occurrence of an Event of Default and during the continuance of any such default at any time thereafter, Secured Party shall, by written notice to the Company, be entitled to accelerate all unpaid Obligations.  Secured Party will have the remedies of a secured party under the UCC or other applicable law including without limitation the right to enter any premises where Collateral is located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which the Borrower expressly waives.  Secured Party shall give the Company such notice of any private or public sales as may be required by the UCC or other applicable law. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Company hereby releases, to the extent permitted by law.  For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 7 or otherwise in connection with this Agreement, each Company hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Companies) to use, license or sublicense any intellectual property Collateral after an Event of Default.  Secured Party shall apply the proceeds of any sale or liquidation of the Collateral (the “Proceeds”), first to the payment of the reasonable costs and expenses incurred by Secured Party in connection with such sale or collection, including without limitation reasonable attorneys’ fees and legal expenses, second to the payment of the Obligations, whether on account of principal or interest or otherwise as Secured Party, in its sole discretion, may elect, and then to pay the balance, if any, to Company or as otherwise required by law. If such Proceeds are insufficient to pay the amounts required by law, Company shall be liable for any deficiency.

8. Costs and Expenses.  The Company agree to pay on demand all reasonable costs and expenses of Secured Party, and the reasonable fees and disbursements of counsel, in connection with the enforcement of any rights or interests under this Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.  Any amounts payable to Secured Party under this Section 8 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the default rate of interest set forth in the Note.

9. Termination. This Security Agreement shall terminate and the Collateral herein shall be released from the lien of the Secured Party at such time as the Obligation to the Secured Party has been satisfied or terminated.

10. Costs and Expenses.  Company agrees to pay on demand all reasonable costs and expenses of Secured Party, and the reasonable fees and disbursements of counsel, in connection with the enforcement of any rights or interests under this Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.  Any amounts payable to Secured Party under this Section 10 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the default rate of interest set forth in the Note.

11. General.

11.1           Notices. Any notice or other communication required or permitted to be given under this Note shall be in writing, shall be delivered by hand or overnight courier service, by certified mail, postage prepaid, or by facsimile, and will be deemed given upon delivery, if delivered personally, one business day after deposit with a national courier service for overnight delivery, or one business day after transmission by facsimile with confirmation of receipt, and three days after deposit in the mails, if mailed, to the following addresses:

(i) If to the Secured Party:
Lester Petracca
c/o Triangle Equities
30-56 Whitestone Expressway
Whitestone, NY 11354
(ii) If to Company:

Sebring Software, LLC
1400 Cattlemen Dr., Suite D
Sarasota, FL 24232
Attention: Manager

or to such other address as may have been furnished to the other party in writing pursuant to this Section 11.1, except that notices of change of address shall only be effective upon receipt.

11.2           Assignment; Binding upon Successors and Assigns. Company may not assign any of its obligations hereunder without the prior written consent of the Secured Party.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

11.3           Entire Agreement.  This Security Agreement, the Note and other documents and instruments contemplated by the Security Agreement set forth the entire agreement between Company and each Secured Party with respect to all matters herein, and supersede all prior and contemporaneous security agreements, representations, and understandings of the parties.  No supplement, amendment or modification of this Security Agreement shall be binding unless executed in writing by all of the parties.

11.4           No Waiver.  Subject to provisions of this Agreement requiring the consent of Secured Party, no waiver of any of the provisions of this Security Agreement shall be deemed, or shall constitute, a wavier of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and, no waiver shall be binding unless executed in writing by the party making the waiver.

11.5           Governing Law.  This Security Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among Utah residents entered into and to be performed entirely within New York, without reference to principles of conflict of laws or choice of laws.

11.6           Severability of Provisions.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

COMPANY:	SEBRING SOFTWARE, LLC,
a Florida limited liability company

By: /s/ Leif Andersen
Name: Leif Andersen
Its: Manager

SECURED PARTY:	/s/ Lester Petracca
LESTER PETRACCA

EXHIBIT B
PERMITTED LIENS

(i) statutory liens for taxes to the extent that the payment thereof is not in arrears or otherwise due;

(ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions on the use of property if the same do not impair its use in the conduct of the business of the Company and its subsidiaries as currently conducted and as currently proposed to be conducted;

(iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due;

(iv) deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security;

(v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials, equipment or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due;

(vi) liens incurred in connection with surety bonds, bids, performance bonds and similar obligations for sums not overdue or being contested in good faith by appropriate proceedings;

(vii) liens arising in connection with capital leases (and attaching only to the property being leased), liens existing on property at the time of the acquisition thereof by the Company (and not created in contemplation of such acquisition) and liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired; and

(viii) attachments, appeal bonds, judgments and other similar liens arising in connection with court proceedings, provided the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings.

(ix) Liens securing indebtedness held by a creditor that has agreed to subordinate its (i) right to repayment, (ii) priority of liens securing such indebtedness, and (iii) right to enforce remedies against Company following default to the liens of Secured Party and the prior payment of the Obligations to Secured Party pursuant to a written subordination agreement approved by Secured Party, which approval shall not be unreasonably withheld.

(x) Liens in favor of Secured Party.